Exhibit 10.1

FORM OF
INTERNATIONAL FLAVORS & FRAGRANCES INC.
EQUITY CHOICE PROGRAM AWARD AGREEMENT (the “ECP AWARD AGREEMENT”)
PLAN YEAR [201X]

Participant: [NAME]	Job Level: [#]
Organization Unit/Location: [ORG. UNIT/LOCATION]	Position: [POSITION]

This ECP Award Agreement, dated as of [X, 201X] (the “Grant Date”), is made by and between International Flavors & Fragrances Inc., a New York Corporation, including its affiliates (the “Company”) and [NAME OF PARTICIPANT] (the “Participant”) under the International Flavors & Fragrances Inc. 2015 Stock Award and Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 7 of the Plan, Participant has been granted an Equity Choice Program Award, as described below (the “ECP Award”), subject to the Participant’s acceptance of the attached ECP Terms and Conditions and the Plan, both of which are made a part hereof and are incorporated herein by reference.

Total ECP Award Amount	Vesting	Fair Market Value* of a share of Common Stock (a “Share”) on Grant Date
[$]	[DATE]	[$]

ECP Award Information

ECP Award Value ($US)	ECP Award Type	Percentage of ECP Award	ECP Award Amount
[$]	PRSU*	[ _%]	[# of Matched PRSU] Matched PRSUs are assigned an adjustment factor of 120%
[$]	SSAR*	[ _%]	[ __ SSARs] Number of SSARs granted is based on 4.5 times the elected SSAR award value divided by the Fair Market Value* of a Share on the Grant Date.
[$]	RSU*	[ _%]	[ __ RSUs]
*Each, as defined in, and subject to, the attached ECP Terms and Conditions and the terms of the Plan. Each ECP Award type elected represents a separate grant under the Plan.
BY ELECTRONICALLY ACCEPTING THIS ECP AWARD, PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THIS ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS. THE PARTICIPANT HAS REVIEWED THE PLAN, THE ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE ECP AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THIS ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS. THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO

A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR PARTICIPANT'S COUNTRY OF EMPLOYMENT. PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE ARISING UNDER THE PLAN, THE ECP AWARD AGREEMENT OR THE ECP TERMS AND CONDITIONS.
[ ] I ACCEPT

INTERNATIONAL FLAVORS & FRAGRANCES INC.
EQUITY CHOICE PROGRAM AWARD AGREEMENT
TERMS AND CONDITIONS (the “ECP TERMS AND CONDITIONS”)

These ECP Terms and Conditions are a part of each International Flavors & Fragrances Inc. (the “Company”) ECP Award Agreement made under the Plan, which is hereby incorporated by reference.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between the provisions of these ECP Terms and Conditions and the Plan, the provisions of the Plan shall govern.

1.	Amount of ECP Award. As of the Grant Date, the Participant shall be eligible to receive an ECP Award in the forms and amounts set forth on the first page of the ECP Award Agreement.

2.
Eligibility for Award. A Participant’s eligibility for an ECP Award shall be at the discretion of the Committee. Eligibility for an ECP Award in one period does not guarantee eligibility for an ECP Award in a later period.

3.
Vesting of Award. The ECP Award vests on the date set forth on the first page of the ECP Award Agreement (the “ECP Vesting Date”) if not previously forfeited, and is 0% vested before expiration of this period.

4.
ECP Award Allocations. Participants may elect to allocate their total ECP Award between three types of ECP Award grants in 5% increments: (i) PRSUs (as defined below) (ii) Stock-Settled Appreciation Rights (“SSARs”), and (iii) Restricted Stock Units (“RSUs”). If a Participant does not elect an ECP Award type within the time period specified by the Committee, 100% of the ECP Award will be allocated to RSUs by default or such other default selection specified by the Committee.

5.	Purchased Shares and Matching Restricted Stock Units.

(a)
Adjusted ECP Award Value. As used herein, the term “PRSU” shall mean RSUs granted by the Company under Section 7 of the Plan.  There is a 20% adjustment upward of the ECP Award value for any allocation of the ECP Award elected in PRSUs (the “Adjusted ECP Award Value”).  For example, if a Participant elects to receive $100 of his or her ECP in PRSUs, the Participant will be required to tender Shares, or a combination of cash and Shares, with a fair value of $120 as of the Grant Date and will receive a corresponding match in the form of PRSUs from the Company with a Grant Date fair value of $120.

(i)
If a Participant chooses PRSUs on or prior to the date specified by the Company, he or she must (x) deliver funds to the Company, equal to the dollar amount of all or a portion of the Adjusted ECP Award Value, which funds will be used to purchase Shares equivalent to that portion of the Adjusted ECP Award Value for which the Participant chooses to deliver funds and/or (y) tender a sufficient number of Shares to be held in an account designated by the Company, with a value equal to any portion of the  Adjusted ECP Award Value which is not covered by the delivery of funds pursuant to (x), calculated based on the Fair

Market Value of a Share on the Grant Date (the Shares described in (x) or (y), the “Purchased Shares”).  Shares held in a qualified 401(k) plan or in a nonqualified deferred stock compensation shall not be eligible for purposes of this Section 5.  Upon receipt of the funds and/or tender Shares, the Company will grant to Participant a matching grant of a number of PRSUs, with a value on the Grant Date equal to the Fair Market Value of the Purchased Shares on the Grant Date (the “Matched PRSUs”).

(ii)
Notwithstanding anything herein to the contrary, in the event a Participant fails to tender funds or Shares with a value at least equal to the Adjusted ECP Award Value as required by Section 5(a)(i), the Company shall only grant to the Participant a number of Matched PRSUs with a value equal to the reduced amount tendered and any shortfall in the ECP Award Value shall be allocated in RSUs.

(b)	Evidence of Purchased Shares and Matched PRSUs.

(i)
Purchased Shares shall be issued and registered in the name of the Participant and evidence of ownership of the Purchased Shares shall be retained by the Company in a restricted account maintained by the Company’s designated agent.

(ii)
Prior to settlement, the Company or its designated agent shall maintain a bookkeeping account reflecting the number of Matched PRSUs granted as part of an ECP Award, and credited to a Participant’s account.

(c)
Voting Rights. The Participant shall be entitled to vote Purchased Shares on any matter submitted to a vote of holders of Shares, and shall have all other rights of a shareholder of the Company, except as expressly limited by the ECP Award Agreement or the Plan. Prior to their settlement in accordance with ECP Terms and Conditions and the terms and conditions of the ECP Award Agreement and the Plan, the Participant shall not be entitled to vote Matched PRSUs.

(d)
Dividends and Distributions. Purchased Shares earn dividends and Matched PRSUs earn dividend equivalents and are entitled to distributions during the vesting period if and to the extent that (x) with respect to the Purchased Shares, the Participant is the record owner of such Purchased Shares on any record date for such a dividend or distribution and (y) with respect to the Matched PRSUs, if the Participant has not forfeited the Matched PRSUs on or before the payment date for such dividend or distribution and complies with the vesting conditions set forth below.

(i)
In the event of a cash dividend or cash distribution on Shares, such dividend or distribution shall be paid in cash to Participant at the time of payment to shareholders generally and shall be non-forfeitable.

(ii)	In the event of any non-cash dividend or distribution in the form of property other than Shares, such property shall be distributed in respect of Purchased Shares,

but the Company (or its designated agent) shall retain in its custody the property so distributed in respect of Matched PRSUs, which property, (1) will become vested if and to the same extent the underlying Matched PRSUs becomes vested, (2) will be settled if and to the same extent the underlying Matched PRSUs are settled and, (3) to the greatest extent practicable, shall be subject to all other terms and conditions applied to the underlying Matched PRSUs, including in the event of any dividends or distributions paid in respect of such property.

(iii)
In the event of a dividend or distribution in the form of Shares or a stock split of Shares, the Shares so issued or delivered will be deemed to be additional Purchased Shares and in the case of Matched PRSUs will be credited to the Participant’s bookkeeping account as additional Matched PRSUs and will become vested and will settle if and to the same extent as the underlying Matched PRSUs. With respect to dividends and distributions in respect of the Purchased Shares, such dividends and distributions will be made in the form of additional Shares, while with respect to dividends and distributions in respect of Matched PRSUs, the dividends and distributions will be made in the form of additional RSUs.

(e)	Restrictions on Purchased Shares and Matched PRSUs. The Purchased Shares and Matched PRSUs shall be subject to the following restrictions during the vesting period:

(i)
Purchased Shares. The Participant shall have the right to withdraw, transfer, sell, assign, pledge or encumber (subject to Section 23 of the Plan) any or all of the Purchased Shares at any time, by written notice addressed to the Company; provided that such withdrawal, transfer, sale, assignment, pledge or encumbrance of Purchased Shares will result in forfeiture of a corresponding number of Matched PRSUs. Upon forfeiture of any number of Matched PRSUs, the restrictions on the corresponding number of Purchased Shares will lapse.

(ii)
Matched PRSUs. Matched PRSUs are subject to the risk of forfeiture and other restrictions specified in the Plan, ECP Award Agreement and these ECP Terms and Conditions. Participant shall have no right to settlement of Matched PRSUs and delivery of Shares underlying such Matched PRSUs until such time as the Matched PRSUs have become vested. Upon vesting, the Matched PRSUs will be settled by delivery of one share of Common Stock for each Matched PRSU being settled. Except as otherwise provided in Section 8 below, such settlement shall occur within thirty (30) days following the ECP Vesting Date.

6.
Stock-Settled Appreciation Rights (“SSARs”). SSARs are an award granted under Section 7 of the Plan, under which Participants receive a contractual right to receive the value in Shares of the appreciation in the Company’s price per Share from the SSAR Grant Date to the date the SSAR is exercised by the Participant.

(a)
Number of SSARs Granted. The total number of SSARs granted by the Company to a Participant is set forth on the first page of the ECP Award Agreement and is based on 4.5 times the Participant’s SSARs award value divided by the Fair Market Value of a Share on the Grant Date. By way of example:

“If the Participant’s ECP Award value is $100 and the Participant elects to allocate the total ECP Award to SSARs, then the number of SSARs granted to the Participant would be equal to $100 multiplied by 4.5 divided by the Fair Market Value of a Share on the Grant Date. If the Fair Market Value of a Share on the Grant Date was $10 per Share, then the Participant would receive 45 SSARs.”

(b)
Evidence of SSAR Awards. Prior to vesting, the Company (or its designated agent) shall maintain a bookkeeping account reflecting the number of SSARs granted as part of an ECP Award, and credited to a Participant’s account.

(c)
Exercise and Payment of Awards. A Participant may exercise vested SSARs by delivering written notice to the Company stating the number of Shares as to which SSARS are being exercised and the name in which Participant wishes the Shares to be issued. SSARs may only be exercised on a date that the Fair Market Value of a Share exceeds the Base Price (as defined below) and only if the SSARs are otherwise exercisable at such date. Upon exercise of SSARs, a Participant shall be entitled to receive payment in Shares, calculated as follows:

Shares Paid = (FMV minus Base Price) multiplied by (number of SSARs exercised) divided by FMV

“FMV” is the Fair Market Value of a Share at the exercise date
“Base Price” is the Fair Market Value of a Share on the Grant Date as set forth in the Award Agreement.

If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes, the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.

(d)	Exercise Period. SSARs are exercisable for a seven (7) year period, as measured from the Grant Date or such earlier date as such SSAR may terminate as described herein.

(e)	Dividend and Voting Rights. SSARS do not earn dividends and are not entitled to any voting rights.

7.	Restricted Stock Units (“RSUs”). RSUs are an Award granted under Section 7 of the Plan, under which Participants receive a contractual right to receive unrestricted Shares upon vesting.

(a)
Number of RSUs granted. The total number of RSUs granted by the Company to a Participant is set forth on the first page of the ECP Award Agreement and is based on the Fair Market Value of a Share on the Grant Date.

(b)
Evidence of RSU Award. Prior to vesting, the Company or its designated agent shall maintain a bookkeeping account reflecting the number of RSUs granted as part of an ECP Award, and credited to a Participant’s account.

(c)
Settlement of RSUs. Upon vesting, the RSUs will be settled by delivery of one Share for each RSU being settled. Except as otherwise provided in Section 8 below, such settlement shall occur within thirty (30) days following the ECP Vesting Date.

(d)	Dividends/Dividend Equivalents and Voting Rights. RSUs do not provide voting or dividend rights until fully vested and no dividends will be paid or credited on any RSUs.

8.	Termination of Employment. The following provisions will govern the treatment of a Participant’s ECP Award in the event of a termination of Employment.

(a)
Effect of Termination of Employment on Purchased Shares. If a Participant terminates Employment for any reason or no reason (including, without limitation, for any reason set forth in Sections 8(b) through 8(e) below), all restrictions on such Participant’s Purchased Shares shall lapse as of the date of the Participant’s termination of Employment.

(b)
Termination for Cause or Resignation. If a Participant terminates Employment for Cause (as defined in the Plan) or voluntarily terminates (other than a voluntary termination of Employment by the Participant due to (x) Normal Retirement, (y) Early Retirement [or (z) with respect to Participants who are designated as Tier I Employees by the Company for purposes of the ESP, Good Reason]), then:

(iii)	All outstanding unvested Matched PRSUs will be immediately forfeited;

(iv)
All outstanding unvested SSARs will be immediately forfeited and all vested SSARs (i) will cease to be exercisable and will terminate three (3) months after termination of Employment with the Company (or an affiliate of the Company) due to a voluntary termination by the Participant (but in no event after the expiration date of the award grant) and (ii) all outstanding vested SSARs will cease to be exercisable and will immediately terminate in the case of a termination for Cause by the Company; and,

(v)	All outstanding unvested RSUs will be immediately forfeited.

(c)	Termination due to Disability or Normal Retirement. If a Participant terminates Employment due to Disability or Normal Retirement, then:

(i)
All outstanding unvested Matched PRSUs will remain outstanding and will become vested at the ECP Vesting Date as though the Participant had not had a termination of Employment under this Section 8(c). Upon vesting, such Matched PRSUs will be settled within thirty (30) days after the ECP Vesting Date.

(ii)	All outstanding unvested SSARs will remain outstanding and will become exercisable at the ECP Vesting Date as though the Participant had not had a termination of Employment under this Section 8(c). SSARs that were vested at the time of the Participant’s termination of Employment and those that become vested thereafter will remain outstanding and exercisable until the expiration date of the SSARs, at which date the SSARs will cease to be exercisable and will terminate.

(iii)
All outstanding unvested RSUs will remain outstanding and will become vested at the ECP Vesting Date as though the Participant had not had a termination of Employment under this Section 8(c). Upon vesting, such RSUs will be settled within thirty (30) days after the ECP Vesting Date.

(d)
Termination Not for Cause, [for Good Reason] or Early Retirement. If a Participant involuntarily terminates Employment not for Cause, or voluntarily terminates Employment due to [(x)] Early Retirement [or (y) with respect to Participants who are designated as Tier I Employees by the Company for purposes of the ESP, Good Reason], then:

(i)
A pro rata portion of all outstanding unvested Matched PRSUs will remain outstanding and will become vested at the ECP Vesting Date as though the Participant had not had a termination of Employment under this Section 8(d). Upon vesting, such Matched PRSUs will be settled within thirty (30) days after the ECP Vesting Date.

(ii)
A pro rata portion of all outstanding unvested SSARs will remain outstanding and will become exercisable at the ECP Vesting Date as though the Participant had not had a termination of Employment under this Section 8(d). SSARs that were vested at the time of the Participant’s termination of Employment and those that become vested thereafter will remain outstanding and exercisable until the expiration date of the SSARs, at which date the SSARs will cease to be exercisable and will terminate.

(iii)
A pro rata portion of all outstanding unvested RSUs will remain outstanding and will become vested at the ECP Vesting Date as though the Participant had not had such a termination of Employment under this Section 8(d). Upon vesting, such RSUs will be settled within thirty (30) days after the ECP Vesting Date.

(iv)
For purposes of Section 8(d)(i) through 8(d)(iii), the pro rata portion will be determined by multiplying the number of unvested Matched PRSUs, SSARs or RSUs, as the case may be, by a fraction with the numerator of which is (x) the number of days from the Grant Date to the date of the Participant’s termination of Employment and (y) the denominator of which is 1,066. A Participant’s Matched PRSUs, SSARs or RSUs, as the case may be, that had not vested before such termination of Employment under this Section 8(d). and which are not included in the pro rata portion subject to continued vesting will be immediately forfeited.

(e)	Termination due to Death. If a Participant terminates Employment due to death, then:

(i)	All outstanding unvested Matched PRSUs will become immediately vested. Upon vesting, such Matched PRSUs will be settled within thirty (30) days after the date of the Participant’s death.

(ii)
All outstanding unvested SSARs will become immediately vested and exercisable, and all SSARs that were vested at the time of the Participant’s termination of Employment and those that become vested thereafter will remain outstanding and exercisable until the expiration date of the grant, at which date the SSARs will cease to be exercisable and will terminate; and

(iii)	All outstanding unvested RSUs will become immediately vested. Upon vesting, such RSUs will be settled within thirty (30) days after the date of the Participant’s death

9.
Change in Control. In the event the Company undergoes a “Change in Control” as defined in Section 11 of the Plan, ECP Awards shall be treated as provided in Section 11 of the Plan. For the avoidance of doubt, Matched PRSUs and RSUs shall be settled within thirty (30) days following the date they become free of all restrictions, limitation and conditions and become fully vested as provided in Section 11 of the Plan.

10.
Clawback and Recoupment Provisions. Notwithstanding anything herein to the contrary, any ECP Award paid or payable in connection with the ECP shall be subject to the clawback, recoupment and forfeiture provisions of Section 32 of the Plan and Section 9 of the ESP. By acknowledging the ECP Award Agreement, the Participant acknowledges that any and all ECP Awards previously granted to the Participant prior to the Grant Date, and any other cash or Shares provided to the Participant following the Grant Date and under the ECP Award or otherwise under the Plan, are subject to the provisions of Section 32 of the Plan and Section 9 of the ESP, as applicable.

11.
Limits on Transfers of Awards. Except as provided by the Committee, no ECP Award and no right under any ECP Award, shall be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution in accordance with Section 23 of the Plan.

12.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, no payment or settlement of shares of Common Stock that constitute “non-qualified deferred compensation” for purposes of Section 409A of the Code will be made under this ECP Award Agreement to any Participant on account of such Participant’s termination of Employment, if on such date, the Participant is a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code, or any successor provision thereto) until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such Participant’s termination of Employment and (ii) the date of Participant’s death.

13.	Administration.

(a)	Administration. The Board has delegated administrative authority to the Committee and the ECP shall be administered by the Committee or a subset of the Committee that satisfies the requirements of Section 162(m) of the Code with respect to any Performance-Based Awards.

(b)
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the ECP and may adopt, amend or revoke any rule or regulation established for the proper administration of the ECP. The Committee shall have the ability to modify the ECP provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law or regulations in jurisdictions in which Participants will receive ECP Awards. The Committee or its designee will oversee ECP Award calculations. All interpretations, decisions, or determinations made by the Committee or its designee pursuant to the ECP shall be final and conclusive.

14.
Amendment; Termination of the ECP. The Committee has the right to revise, modify, or terminate the ECP in whole or in part at any time or for any reason, and the right to modify any ECP Award amount in accordance with Section 31 of the Plan.

15.
Tax Liability and Withholding. The Participant shall be responsible for any tax liability that may arise as a result of the payments contemplated by an ECP Award or these ECP Terms and Conditions in accordance with Section 20 of the Plan. The Participant acknowledges the Company is authorized to withhold taxes due, or potentially payable in connection with any ECP Award Payment in accordance with Section 20 of the Plan. Further, the Participant agrees to any deduction or setoff by the Company as provided under Section 26 of the Plan.

16.
Severability; Survival of Terms. Should any provision of an ECP Award or these ECP Terms and Conditions be held by a court of competent jurisdiction to be unenforceable, such holding shall not affect the validity of the remainder of the ECP Award or these ECP Terms and Conditions. These ECP Terms and Conditions shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

17.
Dispute Resolution. These ECP Terms and Conditions, the ECP Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

18.	Non U.S. Residents. Rights and restrictions for Participants residing in foreign countries may differ and shall be based on applicable foreign law and will be governed by Section 33 of the Plan.

19.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this ECP Award or ECP Award Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.
Governing Law. This ECP Award Agreement and the ECP Terms and Conditions shall be governed by and construed according to the laws of the State of New York and of the United States without regard to principles of conflict of law.

21.
Consent for Data Transfer. By accepting this ECP Award Agreement, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein, including for the purpose of managing and administering the Plan, certain personal information, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, and details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (“Data”). The Company and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Plan and may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares or other equity of the Company on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any Shares or equity acquired pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant’s ability to participate in the Plan.

22.
Addendum. Notwithstanding any provision in these ECP Terms and Conditions to the contrary, the Purchased Shares, Matched PRSUs, SSARs and RSUs shall be subject to any special terms and conditions for Participant’s country of residence (and country of Employment, if different) set forth in an addendum to these ECP Terms and Conditions (an “Addendum”). Further, if Participant transfers Participant’s residence and/or Employment to another country, at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Purchased Shares, Matched PRSUs, SSARs and RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). Any applicable Addendum shall constitute part of these ECP Terms and Conditions.

23.
Private Placement. The grant of Matched PRSUs, SSARs and RSUs to Participants outside of the United States and the purchase by Participants of Purchased Shares is not intended to be a public offering of securities in Participant’s country of residence (and country of Employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law) outside of the United States, and the grant of the Matched PRSUs, SSARs and RSUs and purchase of Purchased Shares is not subject to the supervision of the local securities authorities outside of the United States.

24.
Notices. Any notice required or permitted to be given under these ECP Terms and Conditions or the ECP Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

International Flavors & Fragrances Inc.
521 W. 57th Street
New York, New York 10019
Attn:

If to the Participant:
To the last address delivered to the Company by the Participant in the manner set forth herein.